UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 29, 2015

Nemus Bioscience, Inc.
 (Exact name of registrant as specified in its charter)

Nevada	000-55136	45-0692882
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

650 Town Center Drive, Suite 1770, Costa Mesa, CA 92626
(Address of principal effective offices)      (Zip Code)

Registrant's telephone number, including area code: (949) 396-0330

_________________________________________________
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On May 29, 2015, Nemus Bioscience, Inc. (hereinafter referred to as the "Company", "we," "us" or "our") entered into and closed a securities purchase agreement ("Purchase Agreement") with five investors pursuant to which the Company sold 150,000 shares of Series A Preferred Stock and warrants to purchase 30,000 shares of the Company's common stock at an exercise price of $5.00 per share for a term of five years (the "Warrants") in exchange for aggregate proceeds of $375,000, or $2.50 per share ("Purchase Price"). The designations, preferences and relative rights of the Series A Preferred Stock are specified in the Certificate of Designation of the Relative Rights and Preferences of the Series A Preferred Stock ("Certificate of Designation"), which provides, among other things, that:

•      the conversion price is the price per share equal to the lower of (i) the purchase price of (a) the acquisition of the Company by another entity ("Acquisition") or (b) the Company's next round of equity financing of at least $1,000,000 ("Next Equity Financing") provided however that the Acquisition or Next Equity Financing is closed before October 1, 2015or (ii) $2.50 in the event that (a) the price per share of the Acquisition or Next Equity Financing is more than $2.50 or (b) the Acquisition or Next Equity Financing is not closed before October 1, 2015, subject to adjustment from time to time for recapitalizations and as otherwise set forth in the Certificate of Designation (the "Conversion Price");
•      each share of Series A Preferred Stock shall be convertible into that number of fully-paid, nonassessable shares of common stock determined by dividing the Purchase Price by the Conversion Price (the "Conversion Rate");
•      each share of Series A Preferred Stock shall automatically be converted into fully-paid, non-assessable shares of common stock at the then effective Conversion Rate for such share (i) immediately prior to an Acquisition or the Next Equity Financing; provided however that the Acquisition or Next Equity Financing is closed before October 1, 2015, or (ii) on October 1, 2015; and
•      the holder of outstanding Series A Preferred Stock will not be entitled to receive dividends.

This brief description of the Certificate of Designation is not intended to be complete and is qualified in its entirety by reference to (i) the full text of the Certificate of Designation as Exhibit 3.1 to our Current Report on Form 8-K, filed on April 7, 2015, and is incorporated by reference herein and (ii) the full text of the Certificate of  Correction dated April 7, 2015, which is attached as Exhibit 3.2 to our Current Report on Form 8-K, filed on April 7, 2015, and is incorporated by reference herein.

The Purchase Agreement also provides that in the event the Company files a registration statement with the Securities and Exchange Commission ("SEC") pursuant to the Securities Act of 1933, as amended, the investors have the right to request that the Company include in that registration statement the shares of common stock underlying the shares of Series A Preferred Stock and Warrants then held by the investors.

The foregoing description of the securities Purchase Agreement is not complete and is qualified in its entirety by reference to the full text of the form of Purchase Agreement, a copy of which is filed as Exhibit 10.1 to this report and are incorporated by reference herein. The foregoing description of the Warrants is not complete and is qualified in its entirety by reference to the full text of the form of common stock purchase warrant, a copy of which is filed as Exhibit 4.1 to our Current Report on Form 8-K, filed on April 7, 2015, and is incorporated by reference herein.

Item 3.02 Unregistered Sales of Equity Securities.

The information disclosed in Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 3.02 in its entirety.  The shares of Series A Preferred Stock and Warrants were issued in a transaction which the Company believe satisfies the requirements of that exemption from the registration and prospectus delivery requirements of the Securities Act of 1933, which exemption is specified by the provisions of Section 4(2) of that act and Rule 506 of Regulation D promulgated pursuant to that act by the SEC. The investors have represented that they are accredited investors, as that term is defined in Regulation D, and that they are acquiring the securities for investment purposes only and not with a view to or for sale in connection with any distribution thereof.

Item 9.01 Financial Statement and Exhibits.

(d)  Exhibits
Exhibit Number	Description
3.1	Certificate of Designation of the Relative Rights and Preferences of the Series A Preferred Stock (1)
3.2	Certificate of Correction filed with the Secretary of State of Nevada on April 7, 2015 (2)
4.1	Form of Common Stock Purchase Warrant (3)
10.1	Form of Securities Purchase Agreement by and between Nemus Bioscience, Inc. and the investors*

(1)            Included as Exhibit 3.1 to our Current Report on Form 8-K, filed on April 7, 2015.
(2)            Included as Exhibit 3.2 to our Current Report on Form 8-K, filed on April 7, 2015.
(3)            Included as Exhibit 4.1 to our Current Report on Form 8-K, filed on April 7, 2015.
*     Filed Herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Nemus Bioscience, Inc.

Date: June 2, 2015	By:	/s/ John Hollister
John Hollister Chief Executive Officer